THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                               eB2B COMMERCE, INC.

LCW-3

     This is to Certify That, FOR VALUE RECEIVED, ComVest Venture Partners L.P. or assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from eB2B Commerce, Inc., a New Jersey corporation (the "Company"), Nine Hundred Thousand (900,000) fully paid, validly issued and nonassessable shares of the Common Stock at a price equal to the Exercise Price, subject to adjustment as set forth herein. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. This Warrant, together with warrants of like tenor, constituting in the aggregate warrants (the "Warrants") to purchase up to 900,000 shares of Common Stock, was originally issued in consideration of a line of credit (the "Credit Line") issued by ComVest Venture Partners L.P. ("ComVest") in favor of the Company pursuant to the terms of a commitment letter dated April 16, 2001 (the "Commitment Letter"). Such Credit Line has subsequently been cancelled.

     (a) DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

          (1) "Call Price" shall mean the price at which the Company may, at its option in accordance with the terms hereof, redeem the Warrants, which price shall be $0.05 per Warrant.

          (2) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distributions of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 200,000,000 authorized shares of Common Stock.

          (3) "Exercise Date" shall mean, as to any Warrant, the date on which the Company shall have received both (a) the certificate representing such Warrant (the "Warrant Certificate"), with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) if payment is to be made in cash, cash or an official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Exercise Price.

          (4) "Exercise Price" shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $.50 per share, subject to adjustment from time to time pursuant to the provisions of Section (f) hereof and subject further to the Company's right to reduce the Exercise Price upon notice to all Registered Holders.

          (5) "Initial Warrant Exercise Date" shall mean the earlier of (i) the date on which the Company shall have obtained the Shareholder Approval, as defined in Section (l), (ii) the date the Shareholder Approval is no longer required, whether because the Common Stock is no longer listed on the Nasdaq Stock Market or otherwise, or (iii) the Acceleration Date, as defined in Section
(l).

          (6) "Registered Holder" shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Company pursuant to Section (d).

          (7) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on the fifth anniversary of the Initial Warrant Exercise Date or, with respect to Warrants which are outstanding as of the Optional or Mandatory Redemption Date (as defined in Sections (i) and (l), respectively), the applicable Redemption Date, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Upon notice to all warrantholders the Company shall have the right to extend the Warrant Expiration Date.

          (8) "Warrant Shares" shall mean the shares of Common Stock deliverable upon exercise of the Warrants, as adjusted from time to time.

     (b) EXERCISE OF WARRANTS

          (1) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Company shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in payment of the Exercise Price pursuant to such Warrants, issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder).

          (2) The Registered Holder may, at its option, exchange this Warrant on a cashless basis, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (b)(2), by surrendering the Warrant Certificate at the principal office of the Company or at the office of its stock transfer agent, accompanied by an irrevocable notice stating such Registered Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date of the notice of such intent to exchange (the "Notice of Exchange"). The Registered Holder may send a Notice of Exchange to the Company prior to the Initial Warrant Exercise Date. The Warrant Exchange shall take place on the later of (i) the date the Notice of Exchange is received by the Company or (ii) the Initial Warrant Exercise Date (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to such Warrant, shall be issued as of the Exchange Date and delivered to the Registered Holder as soon as is reasonably practicable following the Exchange Date. In connection with any Warrant Exchange, a Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Registered Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth Section (f)(9) hereof, except that for purposes hereof, the date of exercise, as used in such Section (f)(9) hereof, shall mean the date of the Notice of Exchange.

          (3) The Holder may at any time prior to the maturity date of the notes issued pursuant to the Credit Line present such notes to the Company in payment of the Exercise Price of all or any portion of the Warrants.

     (c) RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

          (1) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Exercise Price shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

          (2) The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the Warrants; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

          (3) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

     (d) EXCHANGE, TRANSFER OR ASSIGNMENT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.

          (e)  LOSS  OR   MUTILATION.   Upon  receipt  by  the  Company  of
evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

          (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

               (1) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

               (2) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price on such record date or less than the Exercise Price on such record date, the Exercise Price shall be adjusted so that the same shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such curren market price per share of the Common Stock, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such record date and (y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Subscription Price is equal to or higher than the current market price but is less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the (x) number of shares outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

               (3) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets
(excluding cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or warrants (excluding those referred to in Subsection (2) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be (x) the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock, less (y) the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be effective at the time any such distribution is made.

               (4) In case the Company shall hereafter issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in Subsection (1) above, (ii) upon exercise of options granted to the Company's officers, directors, employees and consultants under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (4) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof shall not exceed 5% of the Company's Common Stock outstanding, on a fully diluted basis, at the time of any issuance unless such excess issuances are approved by the independent (i.e., non-employee) members of the Company's Board of Directors), (iii) upon exercise of options, rights, warrants, convertible securities and convertible debentures outstanding as of the date hereof, issued in transactions describe in Subsection (2) above, or upon issuance of, subsequent exercis or conversion of or payment of in-kind interest or dividends on, any securities issued to investors or the placement agents and/or their designees in the Company's bridge financing through Commonwealth Associates L.P. and Gruntal & Co., LLC (the "Bridge Financing") or upon conversion or exercise of such securities, (iv) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (v) issued in a private placement where the Offering Price (as defined below) is at least 85% of the current market price, (vi) issued in a bona fide public offering pursuant to a firm commitment underwriting, or (vii) issued in connection with an acquisition of a business or technology which has been approved by the Company's Board of Directors but only if no adjustment is required pursuant to any other specific subsection of this Section (h) with respect to the transaction giving rise to such rights) for a consideration per share (the "Offering Price") less than the current market price or less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and (y) the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares and (ii) in the event the Offering Price is equal to or higher than the current market price per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and (y) the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (8) below) for the issuance of such additional shares would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

               (5) In case the Company shall hereafter issue any securities convertible into or exercisable or exchangeable for its Common Stock
(excluding securities issued in transactions described in Subsections (2), (3) and (4)(i) through (vii) above) for a consideration per share of Common Stock (the "Exchange Price") initially deliverable upon conversion, exercise or exchange of such securities (determined as provided in Subsection (8) below) less than the current market price or less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and (y) the number of shares of Common Stock which the aggregate consideration paid for such securities (or the aggregate exercise price if such convertible securities are options or warrants) would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance and (y) the maximum number of shares of Common Stock of the Company deliverable upon conversion, exercise or exchange of such securities at the initial Exchange Price or (ii) in the event the Exchange Price is equal to or higher than the current market price per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of (x) the number of shares outstanding immediately prior to the issuance of such securities and (y) the number of shares of Common

Stock which the aggregate consideration received (determined as provided in Subsection (8) below) for such securities would purchase at the Exercise Price in effect immediately prio to the date of such issuance, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and (y) the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

               (6) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (1), (2), (3), (4) and (5) above or (11) below, the number of shares of Common Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

               (7) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Section (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder;

               (8) For purposes of any computation respecting consideration received pursuant to Subsections (4) and (5) above, the following shall apply:

                    (A) in the case of the  issuance  of shares of Common  Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                    (B) in the case of the  issuance of shares of Common  Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of
               Directors of  the Company   (irrespective   of  the  accounting
               treatment thereof), whose determination shall be conclusive; and

                    (C) in the case of the  issuance of  securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection
               (8)).

               (9) For the purpose of any computation  under Subsections (2),
(3), (4) and (5) above and Section (l) below, the current market price per share of Common Stock at any date shall be deemed to be the higher of (i) the average of the prices for 30 consecutive business days before such date, or (ii) the average of the prices for five consecutive business days immediately preceding such date determined as follows:

                    (A) If the Common  Stock is listed on a national  securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market;

                    (B) If the Common Stock is not so  listed or  admitted  to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current market value shall be the closing price for such business day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                    (C) If the Common Stock is not so  listed or  admitted  to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to such business day, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

               (10) All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Notes and the Warrants);

               (11) No adjustment under Subsections (2), (3), (4) and (5) shall be required for issuances below the current market price if (A) the current market price is at least 200% of the Exercise Price then in effect and
(B) a registration statement covering the Warrant Shares is in effect and remains in effect for the 90 days after such issuance or Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") is available for resale of all of the Warrant Shares.

               (12) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to
(11), inclusive above.

               (13) In case of any reclassification or capital reorganization, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder of this Warrant shall have the right thereafter upon conversion of this Warrant in accordance with the provisions of this Section (f), to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of this Warrant immediately prior to such reclassification, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities, cash or properties as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

     (g) REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Holder shall have the registration rights with respect to the Warrant Shares set forth in the Registration Rights Agreement between the Company and ComVest.

     (h) FRACTIONAL WARRANTS AND FRACTIONAL SHARES. If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section (f) hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined in accordance with Section
(f)(9) hereof.

     (i) OPTIONAL REDEMPTION

               (1) On not less than 30 days' written notice (the "Optional Redemption Notice") to Registered Holders of the Warrants being redeemed, the Warrants may be redeemed, at the option of the Company, at the Call Price, provided (i) the market price (determined in accordance with Section (f)(9) hereof) shall exceed 600% of the then current Exercise Price for the 20 consecutive trading days ending on the fifth trading day prior to the date of the Optional Redemption Notice (the "Target Price"), (ii) the Common Stock is traded on a national securities exchange or the Nasdaq SmallCap or National Market System, (iii) a registration statement covering the Warrant Shares filed under the Securities Act has been declared effective and remains effective for at least 90 days following the date fixed for redemption of the Warrants (the "Optional Redemption Date"), and (iv) no lock-up agreement with the Company or its underwriter or agent would prohibit the sale or transfer of the Warrant Shares.

               (2) If the conditions set forth in Section (i)(1) are met, and the Company desires to exercise its right to redeem the Warrants, it shall mail an Optional Redemption Notice to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained by the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

               (3) The Optional Redemption Notice shall specify (i) the Call Price, (ii) the Optional Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Optional Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

               (4) Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Optional Redemption Date. On and after the Optional Redemption Date, Registered Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Call Price.

               (5) From and after the Optional Redemption Date, the Company shall, at the place specified in the Optional Redemption Notice, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum in cash equal to the Call Price of each such Warrant. From and after the Optional Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Call Price, shall cease.

     (j) WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

     (k) AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company and every other holder of a Warrant that:

               (1) The Warrants are transferable only on the registry books of the Company by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company in its sole discretion, together with payment of any applicable transfer taxes; and

               (2) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided for herein.

     (l) SHAREHOLDER APPROVAL.

               (1) If the Company shall fail to obtain shareholder approval described in Section 6(c) of the designation of rights, powers and preferences governing the Company's Series C Convertible Preferred Stock (the "Shareholder Approval") in accordance with rules of the Nasdaq Stock Market on or before September 30, 2001, then the holders of not less than 50% of the outstanding Warrants may, by delivery of written notice to the Company, elect to take either or both of the following actions with respect to the Warrants:

                    (A) Accelerate the Initial Warrant Exercise Date to October
               1, 2001 or such later date (the "Acceleration Date") as shall be specified in the written notice to the Company; or

                    (B) Cause the Company  to redeem all of the  Warrants  at a redemption price per Warrant equal to the greater of (1) 200% of the Exercise Price or (2) the difference between the Exercise Price and the market price of the Common Stock on the earlier of September 30, 2001 or the date of the meeting at which Shareholder Approval was not obtained (the "Mandatory Redemption Price"). The Mandatory Redemption Price shall be payable, at the option of the Company, in cash or in Warrant Shares at the then current market price of the Company's Common Stock, provided that
               (i) a registration statement covering the Warrant Shares filed under the Securities Act has been declared effective and remains effective for at least 90 days following the date fixed for redemption of the Warrants (the "Mandatory Redemption Date") and
               (ii) no lock-up agreement with the Company or its underwriter or agent would prohibit the sale or transfer of the Warrant Shares

               (2) If the Company is required to redeem the Warrants pursuant to Section (1) above (the "Mandatory Redemption"), then the Company shall,

                    (A) within 10 days of the date the holder  delivers  written notice of the election to the Company (the "Election Date"), mail a written notice (the "Mandatory Redemption Notice") to each Registered Holder of the Warrants, first class, postage prepaid, at his last address as shall appear on the records by the Company. The Mandatory Redemption Notice shall specify (1) the Mandatory Redemption Date, which shall be 20 days after the Election Date, (2) the Mandatory Redemption Price, (3) whether the Warrants will be redeemed in cash or for shares of Common
               Stock,  (4)  the place where Warrant   Certificates  shall  be
               delivered and the redemption price paid, and (5) that the right to exercise any Warrants being redeemed shall terminate at 5:00 P.M. (New York time) on the business day preceding the Mandatory Redemption Date;

                    (B) from and after the Mandatory  Redemption  Date,  at the place specified in the Mandatory Redemption Notice, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum of cash or a number of shares of Common Stock equal to the Mandatory Redemption Price of each such Warrant. From and after the Mandatory Redemption Date and upon the deposit or setting aside by the Company of a sum of cash or of shares of Common
               Stock   sufficient to redeem  all  the  Warrants   called  for
               redemption, any Warrants called for redemption shall expire and become void and all rights hereunder and under the Warrant Certificates representing such Warrants, except the right to receive payment of the Mandatory Redemption Price upon the surrender of such Warrant Certificates, shall cease.

               Notwithstanding anything contained in Section (l)(2) to the contrary, if the shares of Common Stock of the Company are no longer listed for trading on the Nasdaq Stock Market or the Company has received a waiver from Nasdaq with respect to the Conversion Limitation (as defined in Section 7 of the notes issued in the Bridge Financing) and/or the Shareholder Approval, then the provisions of Subsections (l)(1)(A) and (B) shall no longer be applicable.

     (m) CANCELLATION OF WARRANT CERTIFICATES. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be canceled by it and retired.

     (n) MODIFICATION OF AGREEMENT. The parties hereto may by supplemental agreement make any changes or corrections in this Agreement (i) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained or (ii) that it may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Company, ComVest and the holders of at least a majority of the outstanding Warrants except that nothing shall prevent the Company and a Registered Holder from consenting to modifications to this Agreement which affect or are applicable to such Registered Holder only.

     (o) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Company; if to the Company, at 757 Third Avenue, Suite 302, New York, New York 10017, Attention:
John J. Hughes, Jr., Esq.; and if to ComVest, at 830 Third Avenue, New York, New York 10022, Attention: Carl Kleidman.

     (p) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (q) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company (and its respective successors and assigns) and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

     (r) TERMINATION.  This Agreement shall terminate on the earlier to occur of
(i) the close of business on the second day following the Warrant Expiration Date; or (ii) the date upon which all Warrants have been exercised.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        eB2B COMMERCE, INC.

                                        By:  /s/ Alan Andreini
                                            ___________________________________
                                            Alan Andreini
                                            Chief Executive Officer

Dated: May 2, 2001

                                  PURCHASE FORM


                                                    Dated ____________________

          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock.

         ______ Check if Cashless Exercise (Section (b)(2) of Warrant)


          If not Cashless  Exercise,  the  undersigned  hereby makes  payment of
$          in payment of the actual exercise price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name ______________________________________
(Please typewrite or print in block letters)


Address _____________________________


Signature ____________________________

                                 ASSIGNMENT FORM

          FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto


Name _______________________________________
(Please typewrite or print in block letters)


Address _____________________________

the right to purchase Common Stock represented by this Warrant to the extent of ______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date ____________________

Signature ______________________